As filed with the U.S. Securities and Exchange Commission on September 13, 2024.

Registration No. 333-276291

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

Amendment No. 6
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

INSIGHT ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

_________________________

Delaware	6770	27-2447291
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 East 91st Street
New York, New York 10128
(646) 825-2380
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Michael Singer
Insight Acquisition Corp.
333 East 91st Street
New York, New York 10128
Telephone: (646) 825-2380
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies to:

Mitchell Nussbaum, Esq. Alex Weniger-Araujo, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Lance Brunson, Esq. Callie Tempest Jones, Esq. Brunson Chandler & Jones, PLLC Walker Center, 14th Floor 175 S. Main Street, Suite 1410 Salt Lake City, UT 84111 (801) 303-5737

_________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and after all conditions under the Business Combination Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company and emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Insight Acquisition Corp. is filing this Amendment No. 6 to the Registration Statement on Form S-4 (File No. 333-276291), originally filed on December 28, 2023, as amended by Amendment No. 1 to the Registration Statement on Form S-4/A filed with the Commission on February 8, 2024, as further amended by Amendment No. 2 to the Registration Statement on Form S-4/A filed with the Commission on July 3, 2024, as further amended by Amendment No. 3 to the Registration Statement on Form S-4/A filed with the Commission on July 31, 2024, as further amended by Amendment No. 4 to the Registration Statement on Form S-4/A filed with the Commission on August 30, 2024, as further amended by Amendment No. 5 to the Registration Statement on Form S-4/A filed with the Commission on September 12, 2024 (the “Registration Statement”), as an exhibit-only filing. Accordingly, this Amendment No. 6 consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page to the Registration Statement, the exhibit index, and the exhibits filed hereto. The remainder of the Registration Statement, including the prospectus, is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

IAC’s Amended and Restated Charter provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and IAC’s bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, IAC has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require IAC, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)	Business Combination Agreement, dated as of April 3, 2023, by and among Insight Acquisition Corp., Avila Amalco Sub Inc. and Avila Energy Corporation
2.2**

Business Combination Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp. (included as Annex A to this proxy statement/prospectus)

2.3**

First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp. (included as Annex A to this proxy statement/prospectus)

3.1(2)	Amended and Restated Certificate of Incorporation of Insight Acquisition Corp.
3.2(3)	First Amendment to Amended and Restated Certificate of Incorporation of Insight Acquisition Corp.
3.3(4)	Second Amendment to Amended and Restated Certificate of Incorporation of Insight Acquisition Corp.
3.3(5)	Third Amendment to the Amended and Restated Certificate of Incorporation of Insight Acquisition Corp.
3.4**	Second Amended and Restated Certificate of Incorporation of Insight Acquisition Corp. (included as Annex B to this proxy statement/prospectus)
3.5**	Bylaws of Insight Acquisition Corp. (included as Annex C to this proxy statement/prospectus)
5.1*	Opinion Regarding Validity of Securities Being Registered
8.1*	Opinion of Brunson Chandler & Jones, PLLC as to Certain Tax Matters
10.1(1)	Amended and Restated Sponsor Support Agreement, dated as of April 3, 2023, by and among Insight Acquisition Corp., Avila Energy Corporation and founding stockholders of Insight Acquisition Corp.
10.2(1)	Form of Company Support & Lock-Up Agreement, dated as of April 3, 2023, by and among Avila Energy Corporation, Insight Acquisition Corp. and certain stockholders of Avila Energy Corporation
10.3(1)	Amended and Restated Registration Rights Agreement, dated as of April 3, 2023, by and among Insight Acquisition Corp., Avila Energy Corporation and IPO underwriters of Insight Acquisition Corp.
10.4(1)

Forward Share Purchase Agreement dated as of March 29 2023, by and among Insight Acquisition Corp., Avila Energy Corporation, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP

10.5(6)	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and Insight Acquisition Sponsor LLC
10.6(6)	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and The Alessi 2020 Irrevocable Trust
10.7(6)	Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp. and Insight Acquisition Sponsor LLC

Exhibit No.	Description
10.8(6)	Confidentiality and Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp., and the Stockholder Parties
10.9(6)

Amended and Restated Registration Rights Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp., Insight Acquisition Sponsor LLC and IPO underwriters of Insight Acquisition Corp.

10.10(7)	Subscription Agreement, dated August 30, 2023, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund
10.11(8)	Amendment to Subscription Agreement, dated May 15, 2024, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund
10.12(9)	Form of Employment Agreement to be entered into by Insight Acquisition Corp. and William Alessi
10.13(9)	Form of Employment Agreement to be entered into by Insight Acquisition Corp. and Rod Sperry
10.14(9)	Form of Employment Agreement to be entered into by Insight Acquisition Corp. and Chris Chumas
10.15(9)	Subscription Agreement, dated April 26, 2024, and accepted by Alpha Modus, Corp. on May 16, 2024, by and among Alpha Modus, Corp. and Polar Multi-Strategy Master Fund
10.16(9)	Extension Agreement, dated March 29, 2024, by and among Alpha Modus, Corp. and Janbella Group, LLC
10.17(11)	Intellectual Property License Agreement, dated January 8, 2024, by and among Alpha Modus, Corp. and GZ6G Technologies Corp
10.18(11)	Intellectual Property License Agreement, dated April 10, 2024, by and among Alpha Modus, Corp., Xalles Holdings Inc., and CashXAI Inc.
10.19(10)	Fee Waiver Agreement, dated June 21, 2024, among Insight Acquisition Corp., Insight Acquisition Sponsor LLC and Michael Singer
10.20(10)	Settlement Agreement, dated June 20, 2024, by and among Odeon Capital Group LLC and Insight Acquisition Corp.
10.21(10)	Fee Modification Agreement, dated June 20, 2024, among Cantor Fitzgerald & Co., Insight Acquisition Corp., and Alpha Modus, Corp.
23.1**	Consent of WithumSmith+Brown, PC
23.2**	Consent of Turner, Stone & Company, L.L.P.
23.3*	Consent of Brunson Chandler & Jones, PLLC (included in Exhibits 5.1 and 8.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-4 filed with the Commission on December 28, 2023, and incorporated herein by reference) (File No. 333-276291)
107**	Filing Fee Table

____________

*        Filed herewith.

**      Previously Filed.

%       To be filed by amendment.

(1)      Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on April 4, 2023 (Commission File No. 001-40775).

(2)      Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on September 7, 2021 (Commission File No. 001-40775).

(3)      Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on March 8, 2023 (Commission File No. 001-40775).

(4)      Incorporated by reference to Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on September 8, 2023 (Commission File No. 001-40775).

(5)      Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on June 7, 2024 (Commission File No. 001-40775).

(6)      Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on October 17, 2023 (Commission File No. 001-40775).

(7)      Incorporated by reference to the Quarterly Report on Form 10-Q of Insight Acquisition Corp. filed with the Securities and Exchange Commission on October 25, 2023 (Commission File No. 001-40775).

(8)      Incorporated by reference to the Quarterly Report on Form 10-Q of Insight Acquisition Corp. filed with the Securities and Exchange Commission on June 6, 2024 (Commission File No. 001-40775).

(9)      Incorporated by reference to the Registration Statement on Form S-4 (Amendment No. 2) filed with the Securities and Exchange Commission on July 3, 2024 (Commission File No. 333-276291).

(10)    Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on June 24, 2024 (Commission File No. 001-40775).

(11)    Incorporated by reference to the Registration Statement on Form S-4 (Amendment No. 3) filed with the Securities and Exchange Commission on July 31, 2024 (Commission File No. 333-276291).

Item 22. Undertakings.

(a)     The undersigned registrant hereby undertakes as follows:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)    That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of September, 2024.

INSIGHT ACQUISITION CORP.
By:	/s/ Michael Singer
Michael Singer
Executive Chairman, Chief Executive Officer and Director
By:	/s/ Glenn Worman
Glenn Worman
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
*	Executive Chairman (Principal Executive Officer) and	September 13, 2024
Michael Singer	Director
/s/ Glenn Worman	Chief Financial Officer (Principal Financial Officer)	September 13, 2024
Glenn Worman
*	Director	September 13, 2024
David Brosgol
*	Director	September 13, 2024
Victor Pascucci, III
*	Director	September 13, 2024
William Ullman

____________

*        Michael Singer hereby signs this Amendment No. 6 to the registration statement on behalf of the indicated persons for whom he is attorney-in-fact, pursuant to powers of attorney included in the Registration Statement on Form S-4 of Insight Acquisition Corp. filed with the Securities and Exchange Commission on December 28, 2023.

*By:	/s/ Michael Singer
Michael Singer
Attorney-In-Fact